Exhibit 3(b)

AMENDED AND RESTATED BYLAWS OF
SOUTHSIDE BANCSHARES, INC.

AS OF DECEMBER 16, 2004

ARTICLE 1.
OFFICES

1.01        Principal Office Address. The principal office and place of business of the Corporation shall be located in the City of Tyler, Smith County, Texas.

1.02        Other Offices. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE 2.
SHAREHOLDERS’ MEETINGS

2.01        Place of Meetings. Meetings of the shareholders shall be held at the principal business office of the Corporation or at any other place (within or without the State of Texas) as the Board of Directors or shareholders may from time to time select.

2.02        Annual Meeting. The annual meeting of shareholders for the election of Directors and such other business as may properly be brought before the meeting shall be held at a date and time designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice. If the annual meeting is not held on this date, by oversight or otherwise, it shall be held as soon thereafter as may be convenient, and any business transacted or elections held at such delayed meeting shall be as valid as if the meeting had been held on the date provided. If the day selected is a legal holiday, then the meeting shall be held on the next business day following. Failure to hold any annual meeting shall not work a dissolution of the Corporation.

2.03        Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning not less than 10% of all the shares entitled to vote at the meetings. A request for a special meeting shall state the purpose or purposes of the proposed meeting, which purpose or purposes shall be stated in the notice of the meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

2.04        Notice. Written notice stating the place, day and hour of a shareholders’ meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Attendance at a meeting shall constitute a waiver of notice, except where the person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

2.05        Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The vote of the holders of a majority of shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders’ meeting, unless the vote of a greater or lesser number is required by law, the Articles of Incorporation or these Bylaws. If a quorum is not present or represented at a meeting of shareholders, the holders of a majority of the shares present or represented and entitled to vote, shall have the power to adjourn, without notice other than announcement at the meeting, until a quorum is present or represented. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.06        Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at the meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable.

2.07        Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may in advance establish a record date which must be at least ten (10) but not more than fifty (50) days prior to such meeting. If the Board of Directors fails to establish a record date, the record date shall be the date on which notice of the meeting is mailed.

2.08        Voting List.

(a)   The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima-facie evidence as to which shareholders are entitled to examine such list or transfer books or to vote at any meeting of shareholders.

(b)   Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

(c)   An officer or agent having charge of the stock transfer books who shall fail to prepare the list of shareholders or keep the same on file for a period of 10 days, or produce and keep it open for inspection as provided in this section, shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage. In the event that such officer or agent does not receive notice of a meeting of shareholders sufficiently in advance of the date of such meeting reasonably to enable him to comply with the duties prescribed by these Bylaws, the Corporation, but not such officer or agent, shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage.

2.09        Notice of Stockholder Business and Nominations.

(a)   Annual Meetings of Stockholders.

(1)   Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complied with the notice procedures set forth by this Bylaw.

(2)   For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (a)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3)   Notwithstanding anything in the second sentence of paragraph (a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)   Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c)   General.

(1)   Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws of the Corporation, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(2)   For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated

Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)   Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of (a) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) the holders of any series of Preferred Stock to elect directors under specified circumstances.

ARTICLE 3.
DIRECTORS

3.01        Powers. The property, business and affairs of the Corporation and all corporate powers shall be managed by the Board of Directors, subject to any limitation imposed by statute, the Articles of Incorporation or these Bylaws.

3.02        Number and Term of Directors. The number of Directors shall be set at twelve (12), but the number of Directors may be increased or decreased (provided such decrease does not shorten the term of any incumbent Director) from time to time by amendment to these Bylaws, provided the number of Directors shall never be less than three (3). The directors shall be classified with respect to the time for which they severally hold office into three (3) classes. Such classes shall be as nearly equal in number as possible as determined by the Board of Directors. One class shall hold office initially for a term expiring at the annual meeting of shareholders to be held in 1995 (and thereafter such class shall hold office for a three-year term expiring at the annual meeting of shareholders), another class shall hold office initially for a term expiring at the annual meeting of shareholders to be held in 1996 (and thereafter such class shall hold office for a three-year term expiring at the annual meeting of shareholders), and another class shall hold office initially for a term expiring at the annual meeting of shareholders to be held in 1997 (and thereafter such class shall hold office for a three-year term expiring at the annual meeting of shareholders), with the members of each class to hold office until their successors are elected and qualified, until his or her death or retirement or until he or she shall resign or be removed in the manner provided in the Bylaws. In any such event, such Director’s successor shall become a member of the same class of directors as his predecessor. Any directorship created by reason of an increase in the number of directors in accordance with this Section 3.02 may be filled in accordance with the provisions of Section 3.05 of these Bylaws.

3.03        Election. Every shareholder entitled to vote shall have the right to vote the number of voting shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote. No shareholder shall be entitled to cumulate his votes in the election of directors.

3.04        Removal of Directors. At any meeting of shareholders called expressly for the purpose of removing a director, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at any election of directors.

3.05        Vacancies. Any vacancy in the Board of Directors resulting from death, resignation, removal, or other cause may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Newly created directorships resulting from an increase in the number of directorships may be filled by the Board of Directors, but the number of directorships so filled shall not exceed two (2) directorships between annual or special meetings of shareholders. Any additional director so elected shall hold office for a term which shall expire with the term of the other directors in the class to which such director is elected. If not so filled by the Board of Directors, any vacancy shall be filled by the shareholders at the next annual meeting or at a special meeting called for that purpose, in accordance with Section 2.03 of these Bylaws, to serve for a term which shall expire with the term of the other directors in the class to which such director is elected.

3.06        Meetings. Meetings of the Board of Directors shall be held at the principal business office of the Corporation or at any other place (within or without the State of Texas) as the Board of Directors may from time to time select.

3.07        Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders at the place that meeting has been held, to elect officers and consider other business. Notice of the annual meeting of the Board of Directors shall not be required.

3.08        Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as may be designated or determined from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

3.09        Special Meetings. Special meetings of the Board of Directors may be called at any time by the President or by any member of the Board. Written notice of each special meeting, setting forth the time and place of the meeting, shall be given to each director at least three (3) days before the meeting. This notice may be given either personally or by mail, or by telegram, to the address of each director appearing on the books of the Corporation, and the purpose shall be specified.

3.10        Quorum of Directors. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.11        Presumption of Assent. A director who is present at any meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.12        Committees. The Board of Directors may from time to time designate members of the Board to constitute committees, including an Executive Committee, which shall in each case consist of such number of directors and shall have and may exercise such power, as the Board may determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meeting, unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee.

3.13        Compensation. Directors shall receive such compensation for their services as directors as may be determined by resolution of the Board of Directors. The receipt of such compensation shall not preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE 4.
OFFICERS

4.01        Election, Number, Qualifications. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board, additional Vice-Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Board by resolution not inconsistent with these Bylaws. Two or more offices may be held by the same person. None of the officers need be directors.

4.02        Terms of Offices; Removal. The officers of the Corporation shall hold office until the next annual meeting of the Board of Directors and until their successors are elected or appointed and qualify, or until their death or until their resignation or removal from office. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board whenever in its judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

4.03        Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

4.04        Authority and Compensation. Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by the Board of Directors. The compensation of officers and agents shall be as fixed from time to time by the Board of Directors.

4.05        Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors upon written directions given to him pursuant to resolutions duly adopted by the Board of Directors.

4.06        President. The President shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, unless a Chairman of the Board has been elected, in which event the President shall preside at meetings of the Board of Directors in the absence or disability of the Chairman of the Board.

4.07        Vice-President. The Vice-Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

4.08        Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of shareholders and record all of the proceedings of the meetings of the Board of Directors and of the shareholders in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal, if any, of the Corporation and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of an Assistant Secretary or of the Treasurer.

4.09        Treasurer.

(a)   The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

(b)   The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render the President and the Board of Directors, at its regular meetings, or when the President or Board of Directors so require, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

(c)   If required by the Board of Directors, the Treasurer shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.

4.10        Assistant Secretary and Assistant Treasurer. In the absence of the Secretary or Treasurer, an Assistant Secretary or Assistant Treasurer, respectively, shall perform the duties of the Secretary or Treasurer. Assistant Treasurers may be required to give bond as in 4.09(c). The Assistant Secretaries and Assistant Treasurers, in general, shall have such powers and perform such duties as the Treasurer or Secretary, respectively, or the Board of Directors or President may prescribe.

ARTICLE 5.
CAPITAL STOCK

5.01        Share Certificates. The shares of the Corporation shall be represented by certificates signed by the President or a Vice-President and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President or Vice-President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder’s name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value.

5.02        Payment, Issuance. Shares may be issued for such consideration, not less than the par value, if any, thereof, as may be fixed from time to time by the Board of Directors. The consideration for the payment of shares shall consist of money paid, labor done or property actually received. Shares may not be issued until the full amount of the consideration fixed therefore has been paid.

5.03        Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed if the person claiming the certificate to be lost, stolen or destroyed makes an affidavit of that fact and files with the Corporation a sufficient indemnity bond by the person claiming the certificate to be lost, stolen or destroyed, and when authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, prescribe such other terms and conditions as it deems expedient or necessary to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

5.04        Registration of Transfers. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the corporation or the Transfer Agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the books of the Corporation.

5.05        Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

ARTICLE 6.
PROTECTION OF OFFICERS, DIRECTORS AND EMPLOYEES

6.01        Indemnification.

(a)   The Corporation shall indemnify any director or officer or former director or officer of the Corporation, or any person who may have served at its request as a director or officer or former director or officer of another Corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit, or proceeding, whether civil or criminal, in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty.

(b)   The Corporation shall also reimburse any such director or officer or former director or officer or any such person serving or formerly serving in the capacities set forth in paragraph 6.01(a) at the request of the Corporation for the reasonable cost of settlement of any such action, suit or proceeding, if it shall be found by a majority of the directors not involved in the matter in controversy, whether or not a quorum, that it was in the best interest of the Corporation that such settlement be made, and that such director or officer or former director or officer or such person was not guilty of negligence or misconduct in performance of duty.

6.02        Expenses Advanced. The Corporation may (but shall not be required to) pay in advance any expenses which may become subject to indemnification if the Board of Directors authorizes the specific payment, and if the person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the Corporation.

6.03        Insurance. The Corporation may (but shall not be required to) purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under these Bylaws or the laws of the State of Texas.

6.04        Other Protection and Indemnification. The protection and indemnification provided hereunder shall not be deemed exclusive of any other rights to which such director or officer or former director or officer or such person may be entitled, under any agreement, insurance policy or vote of shareholders, or otherwise.

6.05        Interested Directors. No contract or transaction between the Corporation and any of its directors or officers (or any firm or corporation in which any director or officer is directly or indirectly interested) shall be void or voidable solely because of the interest of such directors or officers in the transaction or solely because such directors or officers are present at or participate in the meeting of the Board of Directors which authorizes the transaction, or solely because his or their votes are counted for such purpose, if:

(a)   The material facts as to the relationship or interest of the directors or officers are disclosed or known to the Board of Directors, and the Board in good faith authorized the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though less than a quorum;

(b)   The material facts as to the relationship or interest of the directors or officers are disclosed or known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c)   The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors or the shareholders.

Interested directors may be counted in determining whether a quorum is present at a meeting of the Board of Directors at which such contract or transaction is authorized. This section shall not invalidate any contract or transaction which would be valid in the absence of this section.

ARTICLE 7.
GENERAL PROVISIONS

7.01        Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

7.02        Notice and Waiver of Notice. Whenever any notice is required to be given to any shareholder or director, it shall be deemed to be sufficient if given by mailing, postage paid, addressed to the person or persons entitled thereto at their post office addresses appearing on the books or other records of the corporation, and such notice shall be deemed to have been given on the date of such mailing, but said notice shall also be deemed to be sufficient and to have been given and received if given in any other manner or by any other means authorized by law or provided for elsewhere in these Bylaws. A waiver or waivers of notice, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

7.03        Actions Without a Meeting. Any action that may be taken at a meeting of shareholders or directors may be taken without a meeting if a consent in writing setting forth the action shall be signed by all of the shareholders or directors entitled to vote on the action and shall be filed with the Secretary of the Corporation. This consent shall have the same effect as a unanimous vote at a shareholders’ or directors’ meeting. Shareholders or directors may participate in and hold a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except when a person participates for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

7.04        Seal. This Corporation is not obligated to have a seal, but one may be obtained.

7.05        Amendment. These Bylaws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors, subject to repeal or change by action of the shareholders, at any meeting of the Board of Directors at which a quorum is present, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of the meeting.

7.06        Dividends and Reserves.

(a)   Subject to statute and the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the Corporation. The declaration and payment shall be at the discretion of the Board of Directors.

(b)   The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, the record date to be not more than fifty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than fifty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring the dividend shall be the record date.

(c)   By resolution the Board of Directors may create such reserve or reserves out of the earned surplus of the Corporation for any proper purpose or purposes and may abolish any such reserve in the same manner. Earned surplus to the extent so reserved shall not be available for the payment of dividends or other distributions by the Corporation  except as expressly permitted by law.

AMENDMENT NO. 1

EFFECTIVE JUNE 22, 2006
TO THE

AMENDED AND RESTATED BYLAWS OF
SOUTHSIDE BANCSHARES, INC.
AS OF DECEMBER 16, 2004

ARTICLE 3.
DIRECTORS

3.04        Removal of Directors. At any meeting of shareholders called expressly for the purpose of removing a director, any director or the entire Board of Directors may be removed, for cause only, by a vote of the holders of a majority of the shares then entitled to vote at any election of directors.

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AMENDMENT NO. 2

EFFECTIVE JUNE 22, 2006
TO THE

AMENDED AND RESTATED BYLAWS OF
SOUTHSIDE BANCSHARES, INC.
AS OF DECEMBER 16, 2004

ARTICLE 3.
DIRECTORS

3.09        Special Meetings. Special Meetings of the Board of Directors may be called at any time by the President or by any member of the Board. Electronic notice (by email or other electronic device) of each Special Meeting, setting forth the time, place and purpose of the meeting, shall be sent to each director at least 24 hours before the meeting, or in the case of personal contact or by telephone, the Special Meeting may be called on 12 hours notice.

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